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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549




                           MERRILL LYNCH & CO., INC.




                                    EXHIBITS
                                       TO
                          FORM 8-A DATED MAY 25, 1999
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                               INDEX TO EXHIBITS
                               -----------------

Exhibit No.
----------

99 (A)  Preliminary Prospectus Supplement dated
        May 19, 1999, and Prospectus dated
        May 6, 1999 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

99 (B)  Form of Warrant.

99 (C)  Form of Warrant Agreement between Merrill Lynch & Co.,
        Inc. and Citibank, N.A., as Warrant Agent, dated as of May   , 1999.



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                                                                   Exhibit 99(b)


THIS WARRANT IS A GLOBAL WARRANT WITHIN THE MEANING OF THE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR WARRANTS IN CERTIFICATED FORM, THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY WARRANT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-                                                      CUSIP No. 590188 421

                          GLOBAL WARRANT CERTIFICATE

        Representing up to              Russell 2000 Index Call Warrants
                             Expiring May    , 2001

                           MERRILL LYNCH & CO., INC.

          This certifies that CEDE & Co. or registered assigns is the registered
Holder of                Russell 2000 Index Call Warrants Expiring May   , 2001
(the "Warrants") or such lesser amount as is indicated in the records of Citibank, N.A., as Warrant Agent. Each Warrant entitles the beneficial owner thereof, subject to the provisions contained herein and in the Warrant Agreement referred to below, to receive from Merrill Lynch & Co., Inc. (the "Company") the cash settlement amount, if any, (the "Cash Settlement Amount") specified in
Section 2.02(e), or the Alternative Settlement Amount specified in Section 2.04(a), of the Warrant Agreement. The Holder hereof shall not be entitled to any interest on any Cash Settlement Amount to which it is otherwise entitled (unless the Company shall default in the payment of such Cash Settlement Amount). The Warrants may be exercised on any New York Business Day from their date of issuance until 1:00 P.M., New York City time, on the earlier of (i) the second scheduled Index Calculation Day immediately preceding May , 2001 (the "Expiration Date") or (ii) the date of earlier automatic exercise as further described below and as provided in the Warrant Agreement. Except in the cases of automatic exercise or cancellation, not fewer than 100 Warrants may be exercised by or on behalf of a beneficial owner on any one day. All exercises of Warrants (other than on automatic exercise) are subject, at the Company's option, to the limitation that not more than 20% of the

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Warrants originally issued (provided, however, that no more than 10% of the
Warrants originally issued shall be exercised for the account of any beneficial owner) may be exercised on any Exercise Date and not more than 10% of the Warrants originally issued may be exercised by or on behalf of any beneficial owner, either individually or in concert with any other beneficial owner, on any Exercise Date. References herein to "U.S. dollars", "U.S.$" or "$" are to the currency of the United States of America. The term "New York Business Day", as used herein, means any day other than a Saturday or Sunday or a day on which commercial banks in The City of New York are required or authorized by law or executive order to be closed.

          This Global Warrant Certificate is issued under and in accordance with
the Warrant Agreement, dated as of May   , 1999 (the "Warrant Agreement"),
between the Company and the Warrant Agent, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions all beneficial owners of the Warrants evidenced by this Global Warrant Certificate and the Holder of this Global Warrant Certificate consent by acceptance hereof by the Depository (as defined below). Copies of the Warrant Agreement are on file at the Warrant Agent office of the Warrant Agent in The City of New York. Except as provided in the Warrant Agreement, beneficial owners of the Warrants evidenced by this Global Warrant Certificate shall not be entitled to receive definitive Warrants evidencing their Warrants. Warrants shall be held through a depository selected by the Company which initially is The Depository Trust Company (the "Depository", which term, as used herein, includes any successor depository selected by the Company as further provided in the Warrant Agreement).

          Capitalized terms included herein but not defined herein have the same meaning assigned thereto in the Warrant Agreement.

          Subject to the provisions hereof and of the Warrant Agreement, each Warrant evidenced hereby may be irrevocably exercised at the option of the Holder in whole but not in part on any New York Business Day from its date of issuance until 1:00 P.M., New York City time, on the second scheduled Index Calculation Day immediately preceding the Expiration Date. Except in the cases of automatic exercise or cancellation, each Warrant evidenced hereby may be exercised by written notice to the Warrant Agent from a Depository Participant acting on behalf of the beneficial owner of such Warrant and upon receipt by the Warrant Agent through delivery of such Warrant free on the records of the Depository to the Warrant Agent's Depository Participant Account (entitled Citibank, N.A. Corporate Trust Warrant Agent Account, No. 2659, or such other account of the Warrant Agent at the Depository as the Warrant Agent shall designate in writing to the Company and to the Depository (the "Warrant Account")) ("Proper Delivery"); provided, however, that notices of exercise are subject to rejection by the Warrant Agent as provided in the Warrant Agreement.

          The Warrant Agent shall promptly cause its records to be marked to reduce the number of Unexercised Warrants evidenced by this Global Warrant Certificate by the number of Warrants transferred to the Warrant Account from time to time and for which payment of the Cash Settlement Amount is made as provided above.

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          All Warrants for which the Warrant Agent has not received a valid
Exercise Notice at or prior to 1:00 P.M., New York City time, on (i) the second scheduled Index Calculation Day immediately preceding the Expiration Date or
(ii) the close of business on the Delisting Date shall be automatically exercised, without any required delivery of notice of exercise or delivery of the Warrants from any relevant Depository Participant to the Warrant Agent. The first New York Business Day preceding such Expiration Date or Delisting Date, as the case may be, shall be the Exercise Date for such automatically exercised Warrants. The Company shall advise the Warrant Agent of the date of any expected delisting or permanent suspension of trading of the Warrants as soon as is practicable and shall immediately inform the Warrant Agent after the Company has received notice that such delisting or suspension has occurred and that the Warrants are not accepted for listing on another Self-Regulatory Organization, but in no event will such notice be given to the Warrant Agent later than 5:00 P.M., New York City time, on the New York Business Day preceding the date that such delisting or suspension occurs.

          The Company, the Warrant Agent and any agent of the Company or the Warrant Agent may deem and treat the registered owner hereof as the absolute owner of the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon) for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced hereby, and neither the Company nor the Warrant Agent nor any agent of the Company or the Warrant Agent shall be affected by any notice to the contrary, subject to certain provisions of the Warrant Agreement, except that the Company and the Warrant Agent shall be entitled to rely on and act pursuant to instructions of Depository Participants as contemplated herein and in the Warrant Agreement.

          Subject to the terms of the Warrant Agreement and certain restrictions set forth above, upon due presentment for registration of transfer of this Global Warrant Certificate at the Warrant Agent Office of the Warrant Agent in New York City, the Company shall execute and the Warrant Agent shall authenticate and deliver in the name of the designated transferee a new Global Warrant Certificate of like tenor and evidencing a like number of Unexercised Warrants as evidenced by this Global Warrant Certificate at the time of such registration of transfer, which shall be issued to the designated transferee in exchange for this Global Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge.

          This Global Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

          This Global Warrant Certificate shall not be valid or obligatory for any purpose until authenticated by the Warrant Agent.

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          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                              MERRILL LYNCH & CO., INC.

                              By _____________________________
                                         Treasurer


[SEAL]                         Attest _________________________
                                       Secretary

This is one of the Warrants
referred to in the within-mentioned
Warrant Agreement:

CITIBANK, N.A. as Warrant Agent


By _________________________
      Authorized Officer

Date: May   , 1999

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                 Form of Transfer of Global Warrant Certificate

Citibank, N.A., as Warrant Agent
Corporate Trust Services
111 Wall Street
New York, New York 10043


          , the registered Holder of the Global  Warrant Certificate representing all unexercised Merrill Lynch &  Co., Inc. Russell 2000 Index Call

Warrants, Expiring May    , 2001, hereby requests the transfer of such Global

Warrant Certificate to


                              [NAME OF REGISTERED HOLDER]

Dated:
                                      By:

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